United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
August 27, 2019
CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)
1-38300
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-1273460 (IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)
(702) 323-7330
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Entry into a Material Definitive Agreement

On August 27, 2019, Cannae Holdings, Inc. (the “Company”) announced the execution of definitive documents, which will become effective on September 1, 2019, pursuant to which the Company will transition to an externally managed structure (such externalization of certain management functions, the “Externalization”).

Management Services Agreement

On August 27, 2019, in connection with the Externalization, the Company, Cannae Holdings, LLC, a Delaware limited liability company and a subsidiary of the Company (“Cannae LLC”), and Trasimene Capital Management, LLC, a Delaware limited liability company (the “Manager”), entered into a Management Services Agreement (the “Management Services Agreement”) which will become effective September 1, 2019. The members of the Manager will be certain directors and executive officers of the Company. Pursuant to the Management Services Agreement, certain services related to the management of the Company will be conducted by the Manager through the authority delegated to it in the Management Services Agreement and in accordance with the operational objectives and business plans approved by the Company’s board of directors (the “Board of Directors”). Subject at all times to the supervision and direction of the Board of Directors, the Manager will be responsible for, among other things, (a) managing the day-to-day business and operations of the Company and its subsidiaries (the “Subsidiaries”), (b) evaluating the financial and operational performance of the Subsidiaries and the Company’s other assets, (c) providing a management team to serve as executive officers of the Company and the Subsidiaries and (d) performing (or causing to be performed) any other services for and on behalf of the Company and the Subsidiaries customarily performed by executive officers and employees of a public company.

Pursuant to the terms of the Management Services Agreement, Cannae LLC will pay the Manager a quarterly management fee equal to 0.375% (1.5% annualized) of the Company’s cost of invested capital (as defined in the Management Services Agreement) as of the last day of each fiscal quarter, payable in arrears in cash, as may be adjusted pursuant to the terms of the Management Services Agreement.

Cannae LLC will be responsible for paying costs and expenses relating to the Company’s business and operations. Cannae LLC will reimburse the Manager for documented expenses of the Manager incurred on the Company’s behalf, including any costs and expenses incurred in connection with the performance of the services under the Management Services Agreement.

The Management Services Agreement has an initial term of five years, expiring on September 1, 2024. The
Management Services Agreement will be automatically renewed for one-year terms thereafter unless terminated by either the
Company or the Manager in accordance with the terms of the Management Services Agreement.

The Manager may terminate the Management Services Agreement upon 180 days’ prior written notice; provided that if the Company has not found a replacement manager by the 150th day after delivery of such notice, the Company shall have the right to extend the termination date by 180 days or until a replacement manager has been in place for 30 days. Upon such termination, Cannae LLC will pay a termination fee to the Manager equal to the gross carry amount on the built-in gain (each as defined in the Operating Agreement (as defined below)).

The Board of Directors may terminate the Management Services Agreement if (a) (i) at least 75% of the Board of Directors votes in favor of termination and (ii) there is a final, non-appealable judicial determination that the Manager (1) materially breached the terms of the Management Services Agreement and such breach is not cured within 60 days, (2) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties under the Management Services Agreement, (3) engaged in fraudulent or dishonest acts in connection with the business and operations of the Company or (4) is demonstrably and materially incapable of performing its duties under the Management Services Agreement; (b) at least 75% of the Board of Directors votes in favor of termination and the holders of at least 75% of the then-outstanding common stock of the Company vote in favor of termination of the Management Services Agreement; or (c) William P. Foley II is (i) no longer a member of the Board of Directors, (ii) judicially determined to be incapacitated or (iii) deceased. Upon termination by the Company pursuant to clauses (b) and (c), Cannae LLC will pay a termination fee to the Manager equal to the sum of (x) the average annual management fee earned by the Manager during the twenty-four month period immediately preceding such termination date, plus (y) the gross carry amount on the built-in gain as of such termination date. No termination fee is payable upon a termination of the Management Services Agreement pursuant to clause (a).

The Management Services Agreement may be amended or modified with the prior written consent of the party against whom such amendment or modification will be enforced; provided that no amendment to the provision governing the calculation and payment of the management fee and reimbursement of expenses may be amended without the approval of 75% of the Board of Directors.

The foregoing description of the Management Services Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Management Services Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Operating Agreement of Cannae LLC

The Company conducts its business through Cannae LLC. In connection with the consummation of the Externalization, an Amended and Restated Operating Agreement of Cannae LLC (the “Operating Agreement”) was entered into on August 27, 2019, by and among Cannae LLC and the Company, the Manager and Cannae Holdco, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company, which will become effective September 1, 2019.

For so long as the Management Services Agreement is in effect, the Company, as managing member of Cannae LLC, authorizes the Manager to (a) designate officers of Cannae LLC to manage the day-to-day business and operations of Cannae LLC and (b) perform, or cause to be performed, the services as are set forth in the Management Services Agreement.

In connection with such services, so long as Cannae LLC’s profits with respect to a liquidity event (sale or other disposition) involving an investment (as defined in the Operating Agreement) exceed an annualized hurdle rate of 8%, Cannae LLC will pay carried interest with respect to such investment to the Manager. Generally, where such hurdle is satisfied, carried interest will be paid to the Manager in an amount equal to: 15% of the profits on such investment (calculated as the proceeds of such investment less allocable management fees (as defined in the Operating Agreement) and the cost of such investment) for returns between 1.0x and 2.0x the cost of such investment (plus allocable management fees), and 20% of the profits on such investment for returns exceeding 2.0x the cost of such investment (plus allocable management fees). However, to the extent that, as of the liquidity event, the value of the portfolio of unrealized investments is less than the aggregate cost of such investments, then the Manager’s carried interest entitlement will be correspondingly reduced until such time as the investment portfolio has recovered in value.

The Company will approve the calculation of any carried interest payments to be made by Cannae LLC to the Manager, which will be finally determined pursuant to an independent appraisal process in the event of a dispute.

The foregoing description of the Operating Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Operating Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits
See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit	Description
10.1	Management Services Agreement, dated as of August 27, 2019, with effect September 1, 2019, by and among the Cannae Holdings, Inc., Cannae Holdings, LLC and Trasimene Capital Management, LLC
10.2	Amended and Restated Operating Agreement of Cannae Holdings, LLC, dated August 27, 2019, with effect September 1, 2019
99.1	Press Release of Cannae Holdings, Inc., dated August 27, 2019

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	August 27, 2019	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary